Exhibit 21
                                                                      ----------


                           SUBSIDIARIES OF REGISTRANT

Name of                             Percent          Names Under Which              State of
Subsidiary                          Ownership        Subsidiaries Do Business       Incorporation
----------                          ---------        ------------------------       -------------
Investors Title Insurance           100%             Investors Title Insurance      North Carolina
Company                                              Company

Northeast Investors Title           100%             Northeast Investors Title      South Carolina
Insurance Company                                    Insurance Company

Investors Title Exchange            100%             Investors Title Exchange       North Carolina
Corporation                                          Corporation

Investors Title Accommodation       100%             Investors Title                South Carolina
Corporation                                          Accommodation Corporation

Investors Title Management          100%             Investors Title Management     North Carolina
Services, Inc.                                       Services, Inc.

Investors Title Commercial          100%             Investors Title Commercial     North Carolina
Agency, LLC                                          Agency, LLC

Investors Capital Management        100%             Investors Capital              North Carolina
Company                                              Management Company

Investors Trust Company             100%             Investors Trust Company        North Carolina